Cohen Fund Audit Services

Cohen Fund Audit Services, Ltd.
800 Westpoint Pkwy., Suite 1100
Westlake, OH 44145-1524

www.cohenfund.com

440.835.8500
440.835.1093 *fax*

January 29, 2007

Office of the Chief Accountant
Securities and Exchange Commission
SECPS Letter File
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

We have read Sub-Item 77K included in the Form NSAR dated November 29, 2006, of the TANAKA Growth Fund with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Sincerely,

COHEN FUND AUDIT SERVICES, LTD.
(f.k.a. Cohen McCurdy, Ltd.)
Certified Public Accountants

Peggy McCaffrey

Peggy A. McCaffrey, CPA
PAM/mam

cc: TANAKA Growth Fund